As filed with the Securities and Exchange Commission on November 25, 2008

                                                      Registration No. 033-06790
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                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                            THE GAMCO WESTWOOD FUNDS
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                (name of Registrant as Specified in its Charter)

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

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[GRAPHIC OMITTED]
Teton Advisors, Inc.
One Corporate Center
Rye, NY 10580-1422
Tel. (914) 457-1070
Fax (914) 921-5091
WWW.TETONADV.COM




To:               The Shareholders of Bjurman, Barry Micro Cap Growth Fund

From:             Nicholas F. Galluccio, President & CEO, Teton Advisors, Inc.

Date:             November 28, 2008


On behalf of Teton Advisors, Inc., we would like to introduce you to our company. An affiliate of GAMCO Investors, Inc., Teton Advisors is the registered investment adviser to six open-end mutual funds under the GAMCO Westwood brand. As of November 28, 2008, the Bjurman Barry Micro-Cap Growth Fund will be renamed the BB Micro Cap Growth Fund (the "BB Fund") and Teton Advisors, Inc. will serve as the B.B. Fund's investment adviser for an interim period during which time the B.B. Fund shareholders will consider a proposal to reorganize into the GAMCO Westwood Mighty Mites Fund(TM) ("Mighty Mites Fund").

The proposed reorganization is subject to shareholder approval of the BB Fund at a special shareholder meeting to be held as soon as reasonably possible. Upon shareholder approval, the BB Fund will merge, as a tax-free exchange, into the Mighty Mites Fund. Further details on this proposed reorganization will be provided to BB shareholders in a proxy statement that will accompany the notice of the special meeting.

The Mighty Mites Fund, launched in May 1998, seeks to provide long-term capital appreciation by investing in companies with a market capitalization of less than $300 million. The fund attempts to identify the equities of undervalued companies that have above average sales and earnings growth prospects. The portfolio management team consists of Mario Gabelli, Chairman of GAMCO Investors, Inc., Laura Linehan and Walter K. Walsh, who also now serve as portfolio managers of the BB Fund.

Over the next several months as we transition as the BB Fund's investment adviser, we encourage you to consider our excellent long-term investment track record of the Mighty Mites Fund. As with all our GAMCO Westwood and Gabelli Funds, our major goal is to generate superior risk-adjusted returns for our investors.

Welcome.

Gabelli Shareholder Services
1-800-GABELLI
www.gabelli.com

A PROXY STATEMENT HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") WITH RESPECT TO THE PROPOSED REORGANIZATION OF THE BB FUND AND THE MIGHTY MITES FUND. THE PROPOSED REORGANIZATION CONTEMPLATES THE TRANSFER TO THE MIGHTY MITES FUND OF ALL THE ASSETS AND LIABILITIES OF THE BB FUND IN EXCHANGE FOR CLASS AAA SHARES OF THE MIGHTY MITES FUND, THE DISTRIBUTION OF SUCH SHARES TO THE SHAREHOLDERS OF THE BB FUND AND THE LIQUIDATION AND DISSOLUTION OF THE BB FUND. THE PROPOSED REORGANIZATION HAS BEEN APPROVED BY THE TRUSTEES OF THE BB FUND AND THE MIGHTY MITES FUND, RESPECTIVELY, AND A SPECIAL MEETING OF SHAREHOLDERS OF THE BB FUND IS EXPECTED TO BE HELD DURING THE FIRST QUARTER OF 2009 TO APPROVE THE PROPOSED REORGANIZATION. A PROXY STATEMENT IS EXPECTED TO BE FILED WITH THE SEC IN DECEMBER 2008 AND WILL BE MAILED TO ALL SHAREHOLDERS OF RECORD OF THE BB FUND AS SOON AS POSSIBLE THEREAFTER. ONCE AVAILABLE, SHAREHOLDERS OF THE BB FUND ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT WILL CONTAIN IMPORTANT INFORMATION WITH RESPECT TO THE PROPOSED REORGANIZATION DESCRIBED ABOVE. COPIES OF THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE FREE OF CHARGE FROM THE BB FUND, THE MIGHTY MITES FUND, AND ON THE SEC'S WEBSITE AT WWW.SEC.GOV.